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                                                                     Exhibit 2

                              AFFILIATE AGREEMENT


     THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and delivered as of October 12, 1998 by Jonathan J. Golovin ("Stockholder") in favor of and for the benefit of Applied Materials, Inc., a Delaware corporation ("Parent").

                                    RECITALS

     A. Stockholder is a stockholder of, and is an officer and/or director of, Consilium, Inc., a Delaware corporation (the "Company").

     B. Parent, the Company and Pennsylvania Acquisition Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of October 12, 1998 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock and
(ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

     C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of the Company: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

                                  AGREEMENT

     1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent as follows:

          (a) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Company Common Stock set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          (b) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Parent Shares"). Stockholder
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fully understands the limitations this Affiliate Agreement places upon
Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.

          (c) Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Parent should proceed with the Merger.

     2. REPRESENTATION AND WARRANTY OF PARENT. Parent represents and warrants to Stockholder that it shall make available adequate current public information as required by Rule 144(c) promulgated by the SEC under the Securities Act.

     3.   PROHIBITIONS AGAINST TRANSFER.

          (a) Stockholder agrees that, during the period from the date 30 days prior to the date of consummation of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements) (the "Restricted Period"):

                (i) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Stockholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option or other right to purchase any shares of capital stock of the Company, except by exercise of an option or pursuant to and upon consummation of the Merger; and

                (ii) Stockholder shall not sell, transfer or otherwise dispose of, or reduce Stockholder's interest in or risk relating to, (A) any shares of capital stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Stockholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Parent, except by exercise of an option.

          (b) Notwithstanding the restrictions contained in Section 3(a), Stockholder may transfer or otherwise reduce his risk relative to shares of Company Common Stock or Parent Common Stock during the Restricted Period if (i) Parent, after consulting with its independent accountants, determines that such transfer or reduction in risk will not adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (ii) Parent consents in writing to such transfer or reduction in risk (it being understood that Parent will not unreasonably withhold or delay such consent).

          (c) Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

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                (i)   such sale, transfer or other disposition is effected
pursuant to an effective registration statement under the Securities Act;

                (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

                (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; or

                (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     4.   STOP TRANSFER INSTRUCTIONS; LEGEND.

          Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):


          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 AND "POOLING OF INTERESTS" ACCOUNTING TREATMENT APPLY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE, IN ACCORDANCE WITH THE REQUIREMENTS FOR "POOLING OF INTERESTS" ACCOUNTING TREATMENT AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF OCTOBER 12, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

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It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if Stockholder shall have delivered to Parent a copy of a letter from an authorized representative of the SEC to the effect that such legend is not required for purposes of the Securities Act, or counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent) that such legend is not required for purposes of the Securities Act.

     5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

     6. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

     7. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

     8. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          IF TO PARENT:

               APPLIED MATERIALS, INC.
               3050 Bowers Ave.
               Santa Clara, CA  95054

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               Attention: Joseph J. Sweeney
               Mail Stop: 2061
               Facsimile: (408) 563-4635

               Attention: Alexander Meyer
               Mail Stop: 1954
               Facsimile: 408-563-4635


          IF TO STOCKHOLDER:

               49 Faxon Road
               Atherton, CA  94027
               Attention: Jonathan J. Golovin
               Facsimile: (650) 326-8982

     9. SEVERABILITY. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

     10.  APPLICABLE LAW; JURISDICTION.   THIS AFFILIATE AGREEMENT IS MADE
UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in California; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 8.

     11. WAIVER; TERMINATION. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as

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a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

     12. CAPTIONS. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

     13. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

     14. ENTIRE AGREEMENT. This Affiliate Agreement, the Reorganization Agreement and any other agreement referred to in this Affiliate Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

     15. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

     17. ASSIGNMENT. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

     18. BINDING NATURE. Subject to Section 17, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

     19. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     Stockholder has executed this Affiliate Agreement on October 12, 1998.

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                                      /s/ Jonathan J. Golovin
                              __________________________________________
                                         Jonathan J. Golovin


NUMBER OF SHARES OF
COMMON STOCK OF THE COMPANY:

1,610,860

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